Exhibit 32.2

Certification Statement of Chief Financial Officer
Pursuant to 18 U.S.C. Section 1850, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
--------------------------------------------------------------------------------

The undersigned, the Chief Financial Officer of The Wilber Corporation (the "Company"), hereby certifies that to his knowledge on the date hereof:

      (a) the Form 10-Q of the Company for the six-month period ended June 30, 2005, filed on the date hereof with the Securities and Exchange Commission (the "Report"), fully complies with the requirements of
            Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (b) information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by this report.


                                       /s/ Joseph E. Sutaris
                                      ---------------------------------------
                                      Joseph E. Sutaris
                                      Treasurer and Chief Financial Officer
                                      Date:  August 4, 2005
                                             --------------

The forgoing certification is being furnished solely pursuant to Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code in accordance with Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.


                                       34